SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2003

REPUBLIC BANCORP INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15734 (Commission File No.)	38-2604669 (IRS Employer Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF INCOME
SUMMARY OF SELECTED FINANCIAL DATA
SIGNATURES

Item 9. Regulation F-D Disclosure

     On January 13, 2003, the Company released its fourth quarter and year end results. On January 14, 2003, the Company held a conference call to discuss the earnings release. A recording of the call is available on the Internet at www.republicbancorp.com. The press release is attached as Exhibit A to this Item 9.

REPUBLIC BANCORP LOGO

NEWS
Nasdaq: RBNC

www.republicbancorp.com

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec. V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7004

REPUBLIC BANCORP REPORTS FOURTH QUARTER RESULTS
AND RECORD EARNINGS IN 2002

2002 Highlights Include:

•	Record net income of $56.7 million
•	Earnings per share of $.96, up 11%
•	Return on equity of 17.52%
•	Loan portfolio growth of 6%
•	Strong core deposit growth of 11%

ANN ARBOR, Michigan—January 13, 2003—Republic Bancorp Inc., (Nasdaq: RBNC), today announced record net income for the year ended December 31, 2002 of $56,677,000, an increase of 8% over the net operating income of $52,460,000 earned in 2001. Diluted earnings per share were $.96, up 11% from $.87 earned in 2001. Net income generated returns of 1.24% on average assets and 17.52% on average shareholders’ equity for the year ended December 31, 2002. These compare to returns of 1.14% on average assets and 17.25% on average equity for the year ended December 31, 2001.

“We are pleased with the Company’s results for the year,” commented Dana M. Cluckey, President and Chief Executive Officer. “We saw significant growth in core deposits during 2002 which funded growth in all of our targeted lending areas of commercial real estate, home equity and residential mortgages. We also had an outstanding year in residential mortgage lending which contributed to very strong mortgage banking income. Our long-term focus on providing distinctive personal service and emphasis on real estate secured lending continues to produce consistent and above peer group financial results”, added Mr. Cluckey.

Net income for the fourth quarter was a record $13,742,000, an increase of 12% over the $12,300,000 earned for the fourth quarter of 2001. Diluted earnings per share were $.24 for the fourth quarter of 2002, up 15% from the $.21 for the same quarter of 2001.

Results for 2002 reflect strong performance for the Company’s three business lines:

•	The commercial loan portfolio grew $106 million, or 8% over 2001. SBA closings for the year were $42 million, up 23% from 2001.

•	The Company had an outstanding year in mortgage banking. During 2002, the Company originated $3.9 billion in single-family residential mortgages. At December 31, 2002, the Company’s mortgage loan pipeline of applications in process was $545 million.

•	Retail banking results were also strong during the year. The consumer loan portfolio grew $60 million, or 12% over 2001. The Company had excellent growth in core deposits, which increased $129 million, or 11% for the year.

Net interest income increased $4.1 million, or 3% for the year ended December 31, 2002 compared to 2001 primarily due to a higher net interest margin. For the year ended December 31, 2002, the Company’s net interest margin was 3.44%, an increase of 13 basis points over 2001.

The Company recorded an incremental loan loss provision to reflect higher levels of non-performing assets during the quarter. For the quarter ended December 31, 2002, the Company recorded a provision for loan losses of $5.0 million, an increase of $2.6 million over the same period in 2001. Net charge-offs to total average loans were 19 basis points for the quarter and remain below the Company’s peer group. The Company’s allowance for loan losses to loans ratio was .99% at December 31, 2002, an increase of 15 basis points over December 31, 2001.

Total noninterest income increased $9.4 million for the quarter ended December 31, 2002, compared to the same period in 2001. The increase was primarily due to higher levels of service charges, gain on sales of securities and mortgage loan production revenue. Additionally, the Company had income from its third quarter 2002 purchase of $85 million of separate account bank owned life insurance, which is used to fund future employee benefit costs.

During the fourth quarter of 2002, the Company repurchased 488,000 shares at an average price of $11.47 per share under the 2001 Stock Repurchase Program. The 2001 Stock Repurchase Program allows for the repurchase of up to 4,300,000 shares, of which a total of 3,132,000 shares have been repurchased through December 31, 2002. For the year ended December 31, 2002, the Company repurchased 1,467,000 shares at an average price of $11.73 per share under the 2001 Stock Repurchase Program. At December 31, 2002, 1,168,000 shares are available for repurchase under the 2001 Stock Repurchase Program.

Net operating income in 2001 excludes the gain on sale of Market Street Mortgage Corporation and the restructuring costs to exit the mortgage servicing business. Including these items, the Company reported net income of $47,910,000, or $.79 per share, for the year ended December 31, 2001.

As recently announced, in January 2003, Republic Bancorp was named to FORTUNE’s “100 Best Places to Work in America” for the third year. The Company was rated the 17th Best Place to Work in the country.

About the Company
Republic Bancorp Inc., with $4.8 billion in assets, is the third largest bank holding company headquartered in Michigan and the 80th largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 96 retail, commercial and mortgage banking offices and 103 ATMs. The Company is the #1 Small Business Administration bank lender based in Michigan for the 9th consecutive year and one of the Midwest’s top ten retail mortgage lenders. Republic has been ranked three times on FORTUNE’s “100 Best Places to Work in America” and twice named to Working Mother magazine’s list of “100 Best Companies for Working Mothers”.

Information about Republic Bancorp’s financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at www.republicbancorp.com.

Cash Dividend
The Company currently pays an annual cash dividend of $.34 per common share, which represents a yield of approximately 2.7% based on the Company’s current stock price.

Safe Harbor Statement
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s 2001 Form 10-K filing with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2002	2002	2002	2001

		(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$75,625	$83,750	$73,303	$76,734
Mortgage loans held for sale	660,999	541,256	197,448	748,463
Securities available for sale	248,931	373,841	466,135	364,648
Loans	3,656,543	3,772,670	3,551,626	3,458,381
Less allowance for loan losses	(36,077)	(33,124)	(29,870)	(29,157)

Net loans	3,620,466	3,739,546	3,521,756	3,429,224

Premises and equipment	27,790	28,228	29,006	30,858
Bank owned life insurance	87,192	85,874	—	—
Other assets	57,192	62,390	69,502	90,678

Total assets	$4,778,195	$4,914,885	$4,357,150	$4,740,605

LIABILITIES
Noninterest-bearing deposits	$260,634	$245,547	$239,680	$245,395
Interest-bearing deposits:
NOW accounts	176,366	163,868	159,354	153,839
Savings and money market accounts	910,863	888,275	865,279	819,674
Certificates of deposit	1,440,409	1,531,569	1,410,075	1,534,560

Total interest-bearing deposits	2,527,638	2,583,712	2,434,708	2,508,073

Total deposits	2,788,272	2,829,259	2,674,388	2,753,468

Federal funds purchased and other short-term borrowings	209,070	225,500	183,500	176,500
FHLB advances	1,307,943	1,368,670	1,017,670	1,300,718
Accrued expenses and other liabilities	76,682	96,929	61,926	112,783
Long-term debt	13,500	13,500	13,500	13,500

Total liabilities	4,395,467	4,533,858	3,950,984	4,356,969
Trust preferred securities and preferred stock of subsidiary	50,000	50,000	78,719	78,719
SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative and convertible; 5,000,000 shares authorized, none issued and outstanding	—	—	—	—
Common stock, $5 par value, 75,000,000 shares authorized; 57,441,000, 57,892,000, 58,540,000 and 58,483,000 issued and outstanding, respectively	287,207	263,144	266,092	265,831
Capital surplus	40,265	31,229	37,204	38,693
Retained earnings	4,373	32,969	23,177	3,542
Accumulated other comprehensive income (loss)	883	3,685	974	(3,149)

Total shareholders’ equity	332,728	331,027	327,447	304,917

Total liabilities and shareholders’ equity	$4,778,195	$4,914,885	$4,357,150	$4,740,605

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2002	2001	2002	2001

Interest Income
Loans, including fees	$67,997	$71,555	$266,432	$316,292
Investment securities	2,846	4,802	18,272	17,084

Total interest income	70,843	76,357	284,704	333,376

Interest Expense
Deposits	17,259	23,341	75,172	114,604
Short-term borrowings	934	925	3,582	3,460
FHLB advances	14,963	14,932	57,305	70,252
Long-term debt	241	242	965	1,451

Total interest expense	33,397	39,440	137,024	189,767

Net interest income	37,446	36,917	147,680	143,609
Provision for loan losses	5,000	2,400	16,000	8,700

Net interest income after provision for loan losses	32,446	34,517	131,680	134,909

Noninterest Income
Service charges	2,716	1,945	9,206	7,720
Mortgage loan production revenue	11,031	6,288	34,132	46,808
Net mortgage servicing (expense) revenue	(23)	154	295	(127)
Gain on sale of securities	3,108	491	5,859	1,425
Income from bank owned life insurance	1,318	—	2,192	—
Other noninterest income	1,162	1,018	4,343	3,558
Gain on sale of subsidiary	—	—	—	12,000

Total noninterest income	19,312	9,896	56,027	71,384

Noninterest Expense
Salaries and employee benefits	18,722	15,225	59,134	64,377
Occupancy expense of premises	2,487	2,410	9,926	11,427
Equipment expense	1,808	1,630	6,903	7,847
Other noninterest expense	7,802	6,517	24,552	29,562
Restructuring costs to exit mortgage servicing	—	—	—	19,000

Total noninterest expense	30,819	25,782	100,515	132,213

Income before income taxes	20,939	18,631	87,192	74,080
Provision for income taxes	6,122	4,718	24,687	22,515

Income before dividends	14,817	13,913	62,505	51,565
Dividends on trust preferred securities and preferred stock of subsidiary	1,075	1,613	5,828	3,655

Net income	$13,742	$12,300	$56,677	$47,910

Basic earnings per share	$.24	$.21	$.97	$.80

Diluted earnings per share	$.24	$.21	$.96	$.79

REPUBLIC BANCORP INC.

SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands, except operating data)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2002	2001	2002	2001

Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$1,196	$1,251	$3,017	$3,700
Adjustable rate	211	149	911	447

Total residential mortgage loan closings	$1,407	$1,400	$3,928	$4,147	(1)

Conventional loans	$1,121	$1,076	$3,001	$3,006
Government loans	85	116	388	492
Jumbo and other loans	201	208	539	649

Total residential mortgage loan closings	$1,407	$1,400	$3,928	$4,147	(1)

Refinances (percent of total)	76%	73%	63%	61%
Performance Ratios (annualized for the quarter):
Return on average assets	1.14%	1.08%	1.24%	1.14	%(2)
Return on average equity	16.54%	15.88%	17.52%	17.25	%(2)
Net interest margin	3.28%	3.45%	3.44%	3.31%
Efficiency ratio	57.44%	55.66%	50.80%	56.17%
Per Common Share Data:
Average common shares outstanding – diluted	58,355	59,937	59,025	60,522
Cash dividends declared	$.085	$.077	$.317	$.288
Book value	$5.79	$5.21	$5.79	$5.21
Tangible book value	$5.67	$5.08	$5.67	$5.08

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2002	2002	2002	2001

Capital Ratios:
Shareholders’ equity to assets	6.96%	6.74%	7.52%	6.43%
Tier 1 risk-based capital	11.18%	10.90%	12.82%	11.43%
Total risk-based capital	12.26%	11.88%	13.78%	12.31%
Tier 1 leverage	7.81%	8.12%	9.19%	8.34%

(1)	Excludes Market Street Mortgage Corporation residential mortgage loan closings of $1,194 million for the year ended December 31, 2001.
(2)	Before gain on sale of subsidiary and restructuring costs to exit mortgage servicing business.

REPUBLIC BANCORP INC.

SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands, except operating data)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2002	2001	2002	2001

Average Balances:
Total assets	$4,805,484	$4,546,836	$4,558,868	$4,586,436
Short-term investments	589	1,634	1,818	2,448
Mortgage loans held for sale	625,977	508,894	429,381	520,565
Securities available for sale	274,619	383,589	374,615	293,085
Portfolio loans	3,702,903	3,512,231	3,589,949	3,600,540
Total earning assets	4,604,088	4,406,348	4,395,763	4,416,638
Interest-bearing deposits	2,559,217	2,473,530	2,496,403	2,476,818
Short-term borrowings	238,427	154,443	202,129	96,430
Total FHLB advances	1,312,117	1,247,031	1,177,042	1,323,837
Long-term debt	13,500	13,500	13,500	20,125
Total interest bearing liabilities	4,123,261	3,888,504	3,889,074	3,917,210
Shareholders’ equity	332,384	309,837	323,560	304,077
Interest Margin:
Assets:
Short-term investments	1.13%	2.12%	2.03%	4.17%
Mortgage loans held for sale	6.18%	6.69%	6.45%	7.28%
Securities available for sale	4.74%	6.26%	5.93%	6.88%
Portfolio loans:
Commercial loans	6.48%	7.34%	6.79%	8.12%
Residential real estate mortgage loans	5.89%	6.66%	6.35%	7.07%
Installment loans	6.56%	7.77%	6.89%	8.56%

Total loans, net of unearned income	6.23%	7.11%	6.61%	7.69%

Total interest-earning assets	6.14%	6.98%	6.54%	7.59%
Liabilities:
Interest-bearing demand deposits	0.54%	0.80%	0.62%	1.33%
Savings deposits	1.70%	2.05%	1.78%	3.07%
Time deposits	3.51%	4.94%	4.00%	5.63%

Total interest-bearing deposits	2.68%	3.74%	3.01%	4.63%
Short-term borrowings	1.53%	2.34%	1.75%	3.54%
FHLB advances	4.46%	4.69%	4.80%	5.23%
Long-term debt	7.15%	7.15%	7.15%	7.21%

Total interest bearing liabilities	3.19%	4.00%	3.50%	4.82%

Net interest income/rate spread (FTE)	2.95%	2.98%	3.04%	2.77%
Impact of noninterest bearing sources of funds	0.33%	0.47%	0.40%	0.54%

Net interest margin (FTE)	3.28%	3.45%	3.44%	3.31%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
	2002	2002	2002	2001

Portfolio Loan Summary:
Commercial loans:
Commercial and industrial	$48,509	$58,905	$60,365	$68,428
Commercial real estate mortgage	1,420,758	1,417,667	1,373,090	1,294,634

Total commercial loans	1,469,267	1,476,572	1,433,455	1,363,062
Residential real estate mortgages	1,593,929	1,695,120	1,526,068	1,511,831
Installment loans:
Consumer direct	556,507	555,367	534,882	496,972
Consumer indirect	36,840	45,611	57,221	86,516

Total installment loans	593,347	600,978	592,103	583,488

Total portfolio loans	$3,656,543	$3,772,670	$3,551,626	$3,458,381

Non-performing assets:
Non-accrual loans:
Commercial	$19,167	$22,137	$13,923	$6,413
Residential real estate mortgage	15,215	11,991	12,486	18,808
Installment	2,876	2,612	2,468	2,957

Total non-accrual loans	37,258	36,740	28,877	28,178
Restructured loans	2,309	—	—	—
Other real estate owned	2,904	3,568	2,485	2,978

Total non-performing assets	$42,471	$40,308	$31,362	$31,156

Allowance for Loan Losses (for the quarter):
Balance at beginning of period	$33,124	$29,870	$29,324	$28,990
Loans charged off:
Commercial	1,246	2,412	692	1,159
Residential real estate mortgage	232	127	342	126
Installment – direct	400	308	414	329
Installment – indirect	430	493	706	850

Total charge-offs	2,308	3,340	2,154	2,464

Recoveries:
Commercial	16	134	51	38
Residential real estate mortgage	—	—	9	—
Installment – direct	50	79	74	68
Installment – indirect	195	181	166	125

Total recoveries	261	394	300	231

Net charge-offs	2,047	2,946	1,854	2,233
Provision charged to expense	5,000	6,200	2,400	2,400

Balance at end of period	$36,077	$33,124	$29,870	$29,157

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

Dec. 31,	Sept. 30,	June 30,	Dec. 31,
2002	2002	2002	2001

Asset Quality Ratios:
Non-performing assets to loans and other real estate owned (1)	.98%	.93%	.84%	.74%
Non-performing assets to total assets	.89%	.82%	.72%	.66%
Allowance for loan losses to non-performing loans	91.18%	90.16%	103.44%	103.47%
Allowance for loan losses to loans (2)	.99%	.88%	.84%	.84%
Allowance for loan losses to loans (excluding residential real estate mortgages) (2)	1.75%	1.59%	1.47%	1.50%
Net charge-offs to average loans: (1,3)
Commercial loans	.33%	.63%	.18%	.34%
Residential real estate mortgage loans	.04%	.03%	.08%	.02%
Direct installment loans	.25%	.17%	.26%	.21%
Indirect installment loans	2.30%	2.44%	3.41%	3.03%

Total loans	.19%	.30%	.20%	.22%

Earnings coverage of net charge-offs (3,4)	10.63	x	8.30	x	12.41	x	8.48	x

(1)	Includes mortgage loans held for sale.
(2)	Excludes mortgage loans held for sale.
(3)	Quarter-to-date, annualized.
(4)	Operating earnings before taxes plus the provision for loan losses divided by net charge-offs.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC.

Date: January 14, 2003	By:	/s/ Thomas F. Menacher

		Name:	Thomas F. Menacher
		Its:	Executive Vice President, Treasurer and Chief Financial Officer